UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2021

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On February 2, 2021 Tempur Sealy International, Inc. (the "Company"), Tempur-Pedic Management, LLC (the "Additional Borrower") and certain subsidiaries of the Company (the "Subsidiary Guarantors") entered into an Amendment to the Company's Amended and Restated Credit Agreement dated as of October 16, 2019 (as amended, supplemented or otherwise modified as of the effective date of the Amendment, including by the Amendment, the "Credit Agreement"), among several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Amendment provides for an increase in the aggregate commitments under the Company's revolving credit facility from $425 million to $725 million (the “Revolving Credit Facility”). Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the maturity date, which remains unchanged by the Amendment. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time without payment of any prepayment premiums.
At the Company’s election, loans made under the Revolving Credit Facility will bear interest at either (i) a base rate plus an applicable margin or (ii) an Eurocurrency rate plus an applicable margin, subject to adjustment based on the Company's consolidated total leverage ratio. The applicable margin remains unchanged by the Amendment. Borrowings on this facility are currently subject to a price of Libor + 1.25%, based on the Company's most recent leverage calculation.

Certain of the Company's present and future domestic subsidiaries guarantee the obligations under the Revolving Credit Facility. The obligations under the Revolving Credit Facility are secured by a pledge of substantially all of the assets of the Company, the Additional Borrower and the subsidiary guarantors, subject to certain exceptions and exclusions.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 3 dated as of February 2, 2021, by and among Tempur Sealy International, Inc., as parent borrower, Tempur-Pedic Management, LLC, as additional borrower, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2021

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer